Exhibit 10.4

Execution Version

TORTOISE ACQUISITION CORP. II

5100 W. 115th Place

Leawood, KS 66211

September 10, 2020

Tortoise Capital Advisors, L.L.C.

5100 W. 115th Place

Leawood, KS 66211

Re:  Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement by and between Tortoise Acquisition Corp. II (the “Company”) and Tortoise Capital Advisors, L.L.C. (“Tortoise Capital Advisors”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on the New York Stock Exchange (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination and the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i) Tortoise Capital Advisors shall make available to the Company, at 5100 W. 115th Place, Leawood, KS 66211 (or any successor location of Tortoise Capital Advisors), certain office space, utilities, secretarial support and administrative services as may be reasonably required by the Company. In exchange therefor, the Company shall pay Tortoise Capital Advisors the sum of $10,000 per month on the Listing Date and continuing monthly thereafter until the Termination Date; provided, however, if the Listing Date occurs on a day other than the first day of the month, the first payment due under this letter agreement shall be pro-rated based on a 30 day month; and

(ii) Tortoise Capital Advisors hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this letter agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

[signature page follows]

Very truly yours,

TORTOISE ACQUISITION CORP. II

By:	/s/ Vincent T. Cubbage
	Name:	Vincent T. Cubbage
	Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

TORTOISE CAPITAL ADVISORS, L.L.C.

By:	/s/ Michelle Johnston
Name:	Michelle Johnston
Title:	Authorized Signer

[Signature Page to Administrative Services Agreement]